Exhibit 10.28

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                        SAKS & COMPANY


                      SFA FINANCE COMPANY







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                  THIRD AMENDED AND RESTATED

                RECEIVABLES PURCHASE AGREEMENT


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                  Dated as of April 25, 1996







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

                   TABLE OF CONTENTS

                                                        Page
                                                        ----
                       ARTICLE I

                      Definitions  . . . . . . . . . . .   2

1.1   Certain Defined Terms  . . . . . . . . . . . . . .   2
1.2   Other Definitional Provisions  . . . . . . . . . .  10

                       ARTICLE II

            Purchase and Sale of Receivables . . . . . .  10

2.1   Purchase and Sale of Receivables . . . . . . . . .  10
2.2   Payment of Purchase Price  . . . . . . . . . . . .  10
2.3.  Addition of Accounts . . . . . . . . . . . . . . .  11
2.4   Rebates, Adjustments, Returns and Reductions;
        Modifications  . . . . . . . . . . . . . . . . .  11
2.5   Purchase of Purchaser's Interest in
        Receivable Pool  . . . . . . . . . . . . . . . .  11

                      ARTICLE III

                      The Servicer . . . . . . . . . . .  12

3.1   Appointment of Servicer  . . . . . . . . . . . . .  12
3.2   Inspection of Records; Reports . . . . . . . . . .  13
3.3   Servicing Fee  . . . . . . . . . . . . . . . . . .  13
3.4   Successor Servicer . . . . . . . . . . . . . . . .  13

                       ARTICLE IV

       Covenants, Representations and Warranties . . . .  13

4.1  Seller's Representations and Warranties . . . . . .  13
     (a)  Organization, Good Standing and
            Qualification  . . . . . . . . . . . . . . .  13
     (b)  Due Authorization  . . . . . . . . . . . . . .  14
     (c)  No Conflict  . . . . . . . . . . . . . . . . .  14
     (d)  No Violation . . . . . . . . . . . . . . . . .  14
     (e)  No Proceedings . . . . . . . . . . . . . . . .  14
     (f)  All Consents Required  . . . . . . . . . . . .  14
     (g)  Identification of Accounts and Receivables . .  14
     (h)  Existing Financing Statements  . . . . . . . .  15
     (i)  Filings  . . . . . . . . . . . . . . . . . . .  15
     (j)  Binding Obligation . . . . . . . . . . . . . .  15
     (k)  Valid Conveyance . . . . . . . . . . . . . . .  15
     (l)  Eligibility of Receivables . . . . . . . . . .  16
     (n)  Eligible Accounts; All Accounts  . . . . . . .  17
4.2  Seller's Representations and
                 Warranties Regarding Additional
                 Accounts  . . . . . . . . . . . . . . .  17
     (a)  Reconfirmation of Representations and
            Warranties . . . . . . . . . . . . . . . . .  17

                                                             Page
                                                             ----


          (b)  Identification of Accounts and Receivables . .  17
          (c)  Eligibility of Accounts  . . . . . . . . . . .  18
          (d)  Insolvency . . . . . . . . . . . . . . . . . .  18
          (e)  Bankruptcy Proceeding  . . . . . . . . . . . .  18
          (f)  Valid Conveyance . . . . . . . . . . . . . . .  18
     4.3   Covenants of the Seller  . . . . . . . . . . . . .  18
     4.4   Repurchase Obligation  . . . . . . . . . . . . . .  19
     4.5   Obligations Unaffected . . . . . . . . . . . . . .  20
     4.6   Payment of Certain Fees and Costs  . . . . . . . .  20
     4.7   Payment of Required Participation Amounts  . . . .  20

                            ARTICLE V

               Closing Date/Effectiveness/Purchases . . . . .  20

     5.1   Existing Agreement; Amendment and Restatement  . .  20
     5.2   Conditions to All Purchases  . . . . . . . . . . .  20

                            ARTICLE VI

                      Events of Termination . . . . . . . . .  21

                           ARTICLE VII

                          Miscellaneous . . . . . . . . . . .  23

     7.1   Further Assurances . . . . . . . . . . . . . . . .  23
     7.2   Payments . . . . . . . . . . . . . . . . . . . . .  23
     7.3   Costs and Expenses . . . . . . . . . . . . . . . .  23
     7.4   Successors and Assigns . . . . . . . . . . . . . .  24
     7.5   Governing Law  . . . . . . . . . . . . . . . . . .  24
     7.6   No Waiver; Cumulative Remedies . . . . . . . . . .  24
     7.7   Amendments and Waivers . . . . . . . . . . . . . .  25
     7.8   Severability . . . . . . . . . . . . . . . . . . .  25
     7.9   Notices  . . . . . . . . . . . . . . . . . . . . .  25
     7.10  Counterparts . . . . . . . . . . . . . . . . . . .  25
     7.11  Construction of Agreement as Security Agreement  .  25
     7.12  Waivers of Jury Trial  . . . . . . . . . . . . . .  25
     7.13  Termination  . . . . . . . . . . . . . . . . . . .  25



EXHIBITS

EXHIBIT A      Form of Confirming Assignment



SCHEDULES

SCHEDULE 1     List of Accounts
SCHEDULE 2     Location of Chief Executive Offices;
               Location of Books and Records

          THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 25, 1996, between SAKS & COMPANY, a New York corporation (in its capacity as originator of the Receivables and as seller hereunder, the "Seller"; in its capacity as servicer hereunder and under the Original P&S Agreement, the Second P&S Agreement and the P&S Agreement, the "Servicer"), and SFA FINANCE COMPANY, a Delaware corporation (the "Purchaser").


                              W I T N E S S E T H :
                              - - - - - - - - - -


          WHEREAS, pursuant to that certain Receivables Transfer Agreement, dated as of September 10, 1991 (the "Original Agreement"), among the Seller, the Servicer and the Purchaser, the Seller agreed to sell to the Purchaser, and the Purchaser agreed to buy from the Seller, all of the Seller's right, title and interest in, to and under the Receivables (as hereinafter defined) then existing or thereafter created and in the rights of the Seller into and under all guarantees thereof;

          WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of October 21, 1991 (the "Original P&S Agreement"), among the Purchaser, the Servicer and Bankers Trust Company, as Trustee, the Purchaser agreed to sell to the Trust created pursuant to the Original P&S Agreement (the "Original Trust"), for the benefit of the Certificateholders referred to in the P&S Agreement, all of its right, title and interest in, to and under the Receivables;

          WHEREAS, pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of October 21, 1991 (the "Second Agreement"), the Original Agreement was amended and restated in its entirety;

          WHEREAS, pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of December 16, 1991 (as the same has been and may from time to time be amended, supplemented or otherwise modified, the "Second P&S Agreement"), among the Purchaser, the Servicer and the Trustee, the Original P&S Agreement was amended and restated in its entirety;

          WHEREAS, pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of December 16, 1991 (as the same has been and may from time to time be amended, supplemented or otherwise modified, the "Existing Agreement"), the Second Agreement was amended and restated in its entirety;

          WHEREAS, on the date hereof, the Purchaser will purchase a certificate (the "Transition Certificate") pursuant to the Transition Series 1996-1 Supplement to the Second P&S Agreement (the "Transition Supplement");

          WHEREAS, the Purchaser will agree in the Transition Supplement to cause the Original Trust to transfer to a new trust created pursuant to the Pooling and Servicing Agreement, dated as of April 25, 1996 (the "P&S Agreement"), among the Purchaser, the Servicer and the Trustee, for the benefit of the Certificateholders referred to in the P&S Agreement, all of its right, title and interest in, to and under the Receivables in exchange for the surrender and cancellation by the Purchaser of the Transition Certificate (the "Exchange") on the Existing Trust Termination Date (as defined in the P&S Agreement); and

          WHEREAS, the Existing Agreement would terminate upon the termination of the Original Trust and the Seller and the Purchaser wish to extend the term of their agreement and amend and restate the Existing Agreement effective as of the Existing Trust Termination Date as hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree that, effective as of the Existing Trust Termination Date, the Existing Agreement shall be amended and restated in its entirety to read as follows:

                                    ARTICLE I

                                   Definitions

          1.1  Certain Defined Terms.  As used in this Agreement the following
               ---------------------
capitalized terms shall have the following meanings:

          "Account" means (a) each "Account" and "Additional Account" included as an Account prior to the Existing Trust Termination Date pursuant to the Existing Agreement, (b) each additional charge account existing on the Existing Trust Termination Date and not previously included as an Account prior to such date and (c) subject to subsection 2.3, as of each Addition Date, each Additional Account included as an Account on such Addition Date by the Seller pursuant to subsection 2.3. The definition of Account shall include each Transferred Account into which an Account shall be transferred provided that such transfer was made in accordance with the Charge
     --------
     Account Guidelines. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto.

          "Account Adjustment" has the meaning assigned in subsection 2.4.

          "Account Agreement" means the agreement between the Seller and a customer with regard to an Account, as the same may be amended from time to time.

          "Accrual Period" means the period from and including a Distribution Date to but excluding the succeeding Distribution Date.

          "Addition Date" has the meaning assigned in subsection 2.3.

          "Additional Account" has the meaning assigned in subsection 2.3.

          "Agreement" means this Third Amended and Restated Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified as provided for herein.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close under the laws of the State of New York.

          "Charge Account Fees" means, with respect to any Account, the fees, if any, specified in the Account Agreement applicable to such Account, including without limitation, annual fees, over limit charges, cash advance fees, late charges, returned check fees, and reinstatement charges.

          "Charge Account Guidelines" means any policies and procedures of the Seller and the Servicer relating to the operation of its charge account business, including, without limitation, the policies and procedures for determining the creditworthiness of charge account customers and the extension of credit to charge account customers, the terms on which repayments are required to be made, and relating to the maintenance of charge accounts and collection of charge account receivables, as such policies and procedures may be amended from time to time.

          "Closing Date" means December 16, 1991.

          "Collections" means all payments by or on behalf of Obligors (including Insurance Proceeds and Recoveries) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers or any other form of payment in accordance with an Account Agreement in effect from time to time, including any Account Adjustments.

          "Confirming Assignment" has the meaning assigned in subsection
     2.3.

          "Credit Insurance" shall mean life, accident, health, disability, involuntary unemployment or other insurance of an Obligor to the Seller to insure payment of any amount owing by such Obligor under an Account and which proceeds of such insurance are payable to the Seller upon such Obligor's death, disability or involuntary unemployment.

          "Cut-Off Date" means the close of business on November 30, 1991.

          "Date of Processing" means, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer file of credit card accounts (without regard to the effective date of such recordation).

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

          "Defaulted Receivables" means, with respect to any Monthly Period, all Receivables in an Account (i) which are charged off as uncollectible in accordance with the Charge Account Guidelines or the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables or (ii) in which any portion of any minimum monthly payment remains unpaid for 210 days or more after the date such minimum monthly payment was first billed.

          "Determination Date" means the fifth Business Day preceding each Distribution Date.

          "Distribution Date" means the 20th day of each calendar month, provided that if such 20th day is not a Business Day, the Distribution Date shall be the next succeeding day that is a Business Day.

          "Dollars" and "$" means lawful money of the United States of America.

          "Early Termination" has the meaning set forth in Article VI.

          "Effective Date" means October 21, 1991.

          "Effective Period" means the period from and including the Effective Date, up to but not including the first to occur of (ii) any Early Termination and (iii) the Scheduled Termination Date.

          "Eligible Account" means (a) each Account existing immediately prior to the effectiveness of this Agreement which was an "Eligible Account" as defined in the Existing Agreement and (b) each other Account satisfying each of the following requirements (x) as of the Existing Trust Termination Date in the case of Accounts existing on such date but not owned by the Purchaser and (z) as of the applicable Addition Date in the case of any Additional Account conveyed to the Purchaser after the date hereof:

               (i)  such Account is payable in Dollars;

              (ii) the Obligor of such Account has not been identified by the Seller in its computer files as being involved in any bankruptcy-related or fraud-related events;

             (iii) the credit card or cards for such Account have not been reported lost or stolen; provided, however, that a Transferred Account established for an Obligor who has previously reported a lost or stolen card with respect to a prior Account shall not fail to be an Eligible Account because it includes Receivables balances that existed prior to the date the loss or theft was reported that have been transferred to the Transferred Account and have not been disputed by the Obligor;

              (iv) none of the Receivables in such Account are Defaulted Receivables;

               (v) such Account was originated by the Seller in the ordinary course of its business;

              (vi) the Seller has good title to such Account and has not sold or pledged such Account to any other party; and

             (vii) such Account does not have Receivables that have been sold or pledged to any other party (other than to the Original Trust pursuant to the Original P&S Agreement or the Trust pursuant to the P&S Agreement).

          "Eligible Receivable" means (a) each "Eligible Receivable" as defined in the Existing Agreement existing immediately prior to the effectiveness of this Agreement and (b) each additional Receivable: (i) which has arisen under an Account or Additional Account which is an Eligible Account; (ii) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and pursuant to an Account Agreement which complies, in all material respects, with all Requirements of Law applicable to the Seller; (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the Charge Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation; (iv) as to which, at all times following the sale of such Receivable to the Purchaser, the Purchaser will have had good title thereto free and clear of all Liens (other than Liens pursuant to or permitted by the P&S Agreement); (v) which has been the subject of a valid transfer and assignment from the Seller to the Purchaser of all the Seller's right, title and interest therein (including any proceeds thereof); (vi) which will at all times be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, subject to applicable Debtor Relief Laws and by general principles of equity (whether considered in a suit at law or in equity); (vii) which, at the time of its sale to the Purchaser, has not been waived or modified except for a Receivable which has been waived or modified as permitted in accordance with the Charge Account Guidelines and which waiver or modification is reflected in the Servicer's computer files; (viii) which, at the time of sale to the Purchaser, is not (to the knowledge of the Seller or the Servicer) subject to any right of rescission, setoff, counterclaim or any other defense (including the defense of usury) of the Obligor; (ix) as to which, at the time of the sale to the Purchaser, the Seller has satisfied all obligations required to be satisfied at or prior to such time; (x) which constitutes either an "account" or "chattel paper" under the UCC as then in effect in the State of New York; (xi) which, at the time of sale to the Purchaser, does not constitute a Defaulted Receivable and (xii) which, if the Obligor in respect of such Receivable has a billing address outside the United States of America or any State, territory or possession thereof (a "Foreign Receivable"), will not, at the time of sale to the Seller, when added to all other Foreign Receivables, cause the percentage of the principal portion of Eligible Receivables represented by Foreign Receivables to exceed 5% of the Aggregate Principal Receivables.

          "Existing Agreement" has the meaning set forth in the recitals to this Agreement.

          "Existing Trust Termination Date" shall have the meaning set forth in the P&S Agreement.

          "Finance Charge Receivables" shall mean, with respect to any Monthly Period, all amounts billed to Obligors on any Account during such Monthly Period in respect of finance charges and Charge Account Fees.

          "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indemnified Liabilities" has the meaning assigned in subsection
     7.3.

          "Insolvency Event" means any of the events specified in subsection (e) of Article VI.

          "Insurance Proceeds" means any amounts paid to the Seller pursuant to any Credit Insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

          "Investor Certificates" has the meaning set forth in the P&S
     Agreement.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

          "Material Adverse Effect" means a material adverse effect on (i) the rights of (a) the Purchaser hereunder or under the P&S Agreement, or (b) the Trust, the Trustee or the Certificateholders under the P&S Agreement or any Supplement thereto, (ii) the ability of the Servicer to collect the Receivables, (iii) the validity or enforceability of this Agreement or the P&S Agreement, or (iv) the performance by any party of its obligations under this Agreement or the P&S Agreement.

          "Monthly Period" means, with respect to each Distribution Date (except the first Distribution Date after effectiveness of this Agreement), the period commencing on (and including) the first day of the fiscal month of the Seller immediately preceding the fiscal month of the Seller in which such Distribution Date occurs and ending on (and including) the last day of such preceding fiscal month and, with respect to the first Distribution Date, the period commencing on (but excluding) the Existing Trust Termination Date and ending on (and including) the last day of the fiscal month of the Seller immediately preceding the fiscal month in which the first Distribution Date occurs.

          "Obligor" means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Principal Receivable" means each Receivable other than Finance Charge Receivables and Defaulted Receivables. A Principal Receivable shall be deemed to have been created on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Seller is unable to transfer as provided in subsection 3.1(c) shall not be included in calculating the amount of Principal Receivables.

          "Purchase Date" means each date on which any Receivables are purchased pursuant to Section 2.2.

          "Purchase Price" has the meaning assigned in subsection 2.2(b).

          "Purchaser" has the meaning assigned in the preamble.

          "Receivable" shall mean any amount owing by an Obligor under an Account (including in respect of Defaulted Receivables) from time to time, including, without limitation, amounts owing for the purchase of goods, finance charges, Charge Account Fees, and premiums for Credit Insurance, if any.

          "Records" means all contracts and other documents, books, records and other information (including without limitation computer programs, tapes, discs, punch cards, data processing software, and related property and rights) maintained with respect to Receivables and the related Obligors.

          "Recoveries" means all amounts received (net of out-of-pocket costs of collection) by the Servicer with respect to Defaulted Receivables.

          "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

          "Restored Account" means, with respect to any Business Day, a charge account entered into pursuant to a Charge Account Agreement (a) which on the preceding Business Day was not an Eligible Account, (b) which on the Business Day in question is an Eligible Account, and (c) which, if it was not an Eligible Account on the preceding Business Day because a Receivable or Receivables in such account were Defaulted Receivables, has a zero balance or credit balance on the Business Day in question, all such Defaulted Receivables having been repaid in full by the Obligor with respect thereto.

          "Scheduled Termination Date" means December 31, 2015.

          "Second Cut-Off Date" means the last day of the Fiscal Month immediately preceding the Existing Trust Termination Date.

          "Seller" has the meaning assigned in the preamble.

          "Series" has the meaning set forth in the P&S Agreement.

          "Servicer" has the meaning assigned in the preamble.

          "Supplement" means any Supplement to the P&S Agreement executed in connection with the issuance of any Series of Investor Certificates complying with the terms of the P&S Agreement.

          "Termination Event" has the meaning assigned in Article VI.

          "Transferred Account" means an Account with respect to which a new credit card account number has been issued by the Servicer under circumstances not requiring standard application and credit evaluation procedures under the Charge Account Guidelines and which can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Purchaser pursuant to subsections
     4.1 and 2.3 as an account into which an Account has been transferred.

          "Trustee" means Bankers Trust Company, a New York banking corporation, in its capacity as Trustee under the P&S Agreement, or its successor in interest, or any successor trustee appointed in accordance with the terms of the P&S Agreement.

          "Trust" means the Saks Master Trust created pursuant to the terms of the P&S Agreement.

          "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

          1.2  Other Definitional Provisions.  (a)  The words "hereof", "herein"
               -----------------------------
and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Seller and its subsidiaries, unless otherwise defined herein, shall have the respective meanings given to them under generally accepted accounting principles.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                   ARTICLE II

                        Purchase and Sale of Receivables

          2.1  Purchase and Sale of Receivables.  Subject to the terms and
               --------------------------------
conditions of this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, during the Effective Period, all right, title and interest of the Seller in, to and under all Receivables now existing or hereafter created, including, without limitation, all monies due and to become due thereunder, all amounts received with respect thereto, including, without limitation, Recoveries and all guarantees thereof.

          2.2  Payment of Purchase Price.  (a)  At the close of business on each
               -------------------------
Business Day during the Effective Period, the Servicer shall determine the Receivables arising under Accounts since the close of business on the preceding Business Day, which Receivables shall be deemed available for purchase by the Purchaser on the next succeeding Business Day (the "Purchase Date").

          (b) The purchase price payable by the Purchaser for the Receivables to be purchased on any Purchase Date shall be an amount equal to the outstanding principal balance of all Eligible Receivables determined pursuant to paragraph
(a) (such amount, the "Purchase Price").

          (c) The Purchase Price shall be paid to the Seller in immediately available funds to the extent of funds available to it under the P&S Agreement. To the extent that such funds are not sufficient to pay the Purchase Price payable on any Purchase Date in full, the amount of the difference between the Purchase Price and such available funds shall be deemed to be a capital contribution from the Seller to the Purchaser.

          2.3.  Addition of Accounts.  (a) On each Business Day (an "Addition
                --------------------
Date") (i) each charge account established pursuant to an Account Agreement since the preceding Business Day (or in the case of the Business Day immediately following the Existing Trust Termination Date which is an Eligible Account) and
(ii) each Restored Account (any such account, an "Additional Account") shall be included as an Account. The Seller shall be permitted to convey to the Purchaser the Receivables in any Additional Accounts on the Addition Date with respect thereto.

          (b) On each Determination Date, the Seller shall deliver to the Purchaser a written assignment (including an acceptance by the Purchaser) in substantially the form of Exhibit A (a "Confirming Assignment") and a computer file, microfiche or written list containing a true and complete schedule identifying all Additional Accounts conveyed to the Purchaser during the preceding Monthly Period and specifying for each such Account, as of the last billing date for such Account, its account number and the aggregate amount outstanding in such Account, and such computer file, microfiche or written list shall be incorporated into and made part of such Confirming Assignment, this Agreement and Schedule 1 as of the date of such Confirming Assignment.

          (c) On each Addition Date, the Seller shall indicate in its computer files that the Receivables created in the Additional Accounts conveyed to the Purchaser on such date have been conveyed to the Purchaser for further conveyance to the Trust for the benefit of the Certificateholders referred to in the P&S Agreement.

          2.4  Rebates, Adjustments, Returns and Reductions; Modifications.  The
               -----------------------------------------------------------
amount of any rebate, discount, refund or adjustment (including as a result of the application of any special or other discounts or any reconciliations) of any Receivable, the amount owing for any returns or cancellations and the amount of any other reduction of any payment under any Receivable (all of the foregoing, "Account Adjustments") shall be paid by the Seller to the Purchaser on the Business Day following the grant of any of the foregoing.

          2.5  Purchase of Purchaser's Interest in Receivable Pool.  (a)  In the
               ---------------------------------------------------
event of any breach of any of the representations and warranties set forth in subsections 4.1(j) or (k), then the Purchaser, by notice then given in writing by to the Seller, may direct the Seller to purchase all Receivables conveyed to the Purchaser hereunder and the Seller shall be obligated to make such purchase within 60 days after receipt of such notice on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, by such 60th day, the representations and warranties contained in subsections 4.1(j) and (k) shall be satisfied in all material respects.

          (b) The Seller shall pay to the Purchaser, on the Business Day preceding such 60th day, an amount equal to the "deposit amount" referred to in subsection 2.4(e) of the P&S Agreement. Upon payment of such amount, in immediately available funds, to the Purchaser, the Purchaser's rights with respect to the Receivables shall terminate and its interest therein will be transferred to the Seller and the Purchaser shall have no further rights with respect thereto. If the Purchaser gives notice directing the Seller to purchase the Receivables as provided above, the obligation of the Seller to purchase the Receivables pursuant to this subsection 2.5 shall constitute the sole remedy respecting an event of the type specified in the first sentence of this subsection 2.5 available to the Purchaser.


                                   ARTICLE III

                                  The Servicer

          3.1  Appointment of Servicer.  (a)  The Purchaser hereby appoints the
               -----------------------
Seller as its agent to service and administer the Receivables. The Seller hereby consents to such appointment and agrees to service and administer the Receivables in accordance with the terms and conditions contained herein.

          (b) In satisfaction of its obligations as Servicer hereunder, the Seller agrees to perform all obligations to be performed by it as Servicer under the P&S Agreement and any Supplement thereto and to comply with all terms, covenants and conditions applicable to the Servicer thereunder.

          (c) In the event that the Seller is unable for any reason to transfer Receivables to the Purchaser in accordance with the provisions of this Agreement (including, without limitation, by reason of any court of competent jurisdiction ordering that the Seller not transfer any additional Principal Receivables to the Purchaser), then, in any such event, (i) the Seller agrees to allocate to Finance Charge Receivables and Principal Receivables transferred to the Purchaser prior to the occurrence of such event, and to pay to the Purchaser, after the date of such event, all Collections (including all Account Adjustments) or amounts that would have constituted such Collections and Account Adjustments with respect to all Receivables, whether or not so transferred to the Purchaser, up to the aggregate amount of Receivables previously purchased by the Purchaser and outstanding as of the date such transfers by the Seller cease, and (ii) the Seller agrees that such amounts shall be applied as Collections in accordance with Article IV of the P&S Agreement (including the provisions of Article IV applicable to any Series contained in the related Supplement), provided that if the Seller is unable
                                      --------
pursuant to any applicable Requirement of Law to make the allocations set forth above, as to any particular Account, all Collections of Principal Receivables with respect to a particular Account shall then be allocated to the oldest principal balance of such Account first.

          3.2  Inspection of Records; Reports.  In addition to performing the
               ------------------------------
obligations referred to in subsection 3.1, the Servicer agrees to (i) make available to the Purchaser any books, accounts, Records and other papers relating to the Receivables to the same extent and under the same conditions that such books, accounts, Records and papers are available to the Trustee under the P&S Agreement and any applicable Supplement and (ii) simultaneously with delivery to the Trustee, furnish to the Purchaser all reports, notices, statements and other documents required to be furnished to the Trustee pursuant to the P&S Agreement and any Supplement.

          3.3  Servicing Fee.  In consideration for performing its function as
               -------------
Servicer hereunder and under the P&S Agreement, the Seller shall receive the Monthly Servicing Fee referred to in the P&S Agreement.

          3.4  Successor Servicer.  The Servicer shall continue to serve as
               ------------------
Servicer hereunder, and shall not resign from the duties imposed hereby, unless and until it shall cease to act as Servicer under the terms of the P&S Agreement. In such event, the Person appointed as successor under the P&S Agreement shall automatically, without further action, be appointed to serve as Servicer hereunder. The Seller shall provide prompt notice to the Purchaser of the Seller's termination as Servicer under the P&S Agreement.


                                   ARTICLE IV

                    Covenants, Representations and Warranties

          Section 4.1  Seller's Representations and Warranties.  The Seller
                       ---------------------------------------
represents and warrants to, and agrees with, the Purchaser that:

          (a)  Organization, Good Standing and Qualification.  The Seller is a
               ---------------------------------------------
     corporation duly organized and validly existing in good standing under the laws of the State of New York, and has full corporate power, authority and right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. The Seller is duly qualified to do business and is in good standing in each

     State where the nature of its business requires it to be so qualified.

          (b)  Due Authorization.  The execution and delivery of  this Agreement
               -----------------
     and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary corporate action on the part of the Seller.

          (c)  No Conflict.  The execution and delivery of this Agreement, the
               -----------
     performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound, except where such conflicts, breaches or defaults would not have a Material Adverse Effect.

          (d)  No Violation.  The execution and delivery of this Agreement, the
               ------------
     performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Seller, except where such conflicts or violations would not have a Material Adverse Effect.

          (e)  No Proceedings.  There are no proceedings or investigations
               --------------
     pending or, to the best knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby or (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, could reasonably be expected to have a Material Adverse Effect.

          (f)  All Consents Required.  All material approvals, licenses,
               ---------------------
     authorizations, consents, orders, or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of this Agreement by the Seller, the performance by the Seller of the transactions contemplated hereby and the fulfillment by the Seller of the terms hereof, have been obtained.

          (g)  Identification of Accounts and Receivables.  As of the Existing
               ------------------------------------------
     Trust Termination Date, the Seller has (i) indicated or caused to be indicated in its books and records and in the computer files of the Receivables that it has sold Receivables created in respect of the Accounts to the Purchaser in accordance with this Agreement and that the Purchaser has transferred such Receivables to the Trust pursuant to the P&S Agreement for the benefit of Certificateholders named therein and (ii) delivered or caused to be delivered to the Purchaser (or to the Trustee, if so directed by the Purchaser) a computer file or microfiche or written list containing a true and complete list of all such Accounts, identified by account number and by the Receivable balance as of the Second Cut-Off Date.

          (h)  Existing Financing Statements.  There is no financing statement
               -----------------------------
     or similar statement or instrument of registration naming the Seller as "debtor," "transferror" or similar party (other than those, if any, which have been (or on the Closing Date will be) released or terminated or the scope of which has otherwise been effectively limited) under the law of any jurisdiction now on file or registered in any public office covering any interest of any kind in the Accounts or Receivables, or intended so to be, and the Seller will not execute or authorize there to be on file in any public office any financing statement or similar statement or instrument of registration under the laws of any jurisdiction relating to the Accounts or Receivables, except any financing statements or assignments filed or to be filed in respect of and covering any interest of the Purchaser or the Trustee pursuant to this Agreement, the Existing Agreement or the P&S Agreement.

          (i)  Filings.  All filings and recordings required to perfect the
               -------
     title of the Purchaser to the Receivables purchased under this Agreement have been or will have been accomplished prior to the Existing Trust Termination Date and each Addition Date and are in full force and effect, and the Seller shall at its expense perform all acts and execute all documents reasonably requested by the Purchaser at any time to evidence, perfect, maintain and enforce the Purchaser's title in such Receivables and the transfer thereof to the Trust. The Seller shall, at the Purchaser's reasonable request, execute and file additional financing statements reasonably satisfactory in form and substance to the Purchaser.

          (j)  Binding Obligation.  This Agreement constitutes a legal, valid
               ------------------
     and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (k)  Valid Conveyance.  This Agreement constitutes a valid sale,
               ----------------
     assignment and conveyance to the Purchaser of all of the Seller's right, title and interest in, to and under the Receivables now existing and hereafter created in the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), together with all Collections, Recoveries and other proceeds (including, without limitation, "proceeds" as defined in the

     UCC as in effect in the State of New York) of such Receivables and Insurance Proceeds relating thereto, all rights to security for any such Receivables and all proceeds and products of the foregoing, and the Purchaser will own such property free and clear of any Lien of any Person claiming through or under such Seller and its Affiliates, except for Liens pursuant to or permitted under the P&S Agreement.

          (l)  Eligibility of Receivables.  Each of the representations and
               --------------------------
     warranties contained in Sections 4.1(a), (b), (c), (d), (e) and (n), and Sections 4.2(a), (b), (c), (d) and (f) of the Existing Agreement shall be deemed to be incorporated by reference herein. In addition, (i) as of each Determination Date after the Existing Trust Termination Date, with respect to Additional Accounts conveyed to the Purchaser during the preceding Monthly Period, the related computer file, microfiche or written list referred to in subsection 2.3(c), is an accurate and complete listing in all material respects of all the Accounts not previously conveyed to the Purchaser as of the last day of the preceding Monthly Period, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the last day of such preceding Monthly Period, (ii) each Receivable then existing which was not previously conveyed to the Purchaser is an Eligible Receivable, (iii) each such Receivable existing as of the Existing Trust Termination Date will have been transferred to the Purchaser free and clear of any Lien of any Person (other than Liens created pursuant hereto or pursuant to or permitted by the P&S Agreement) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller and (iv) with respect to each such Receivable, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the transfer of such Receivable to the Purchaser will have been duly obtained, effected or given and in full force and effect. On each day after the date hereof on which any new Receivable is transferred by the Seller to the Purchaser, the Seller shall be deemed to represent and warrant to the Purchaser that (i) each Receivable transferred on such day is an Eligible Receivable, (ii) each Receivable transferred on such day has been transferred to the Purchaser free and clear of any Lien of any Person (other than Liens created pursuant hereto or pursuant to or permitted by the P&S Agreement) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller, (iii) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the transfer of such

     Receivable to the Purchaser have been duly obtained, effected or given and are in full force and effect and (iv) the representations and warranties set forth in subsection 4.1(k) are true and correct with respect to each Receivable transferred on such day as if made on such day.

          (n)  Eligible Accounts; All Accounts.  Each Account conveyed by
               -------------------------------
     the Seller to the Purchaser prior to the Existing Trust Termination Date was an Eligible Account on the Cut Off Date or the Addition Date with respect thereto and each Account transferred by the Seller to the Purchaser on the Existing Trust Termination Date was an Eligible Account as of such date.

          Section 4.2    Seller's Representations and Warranties Regarding
                         -------------------------------------------------
Additional Accounts.  The Seller represents and warrants to, and agrees with,
- -------------------
the Purchaser as of each Addition Date that:

          (a)  Reconfirmation of Representations and Warranties.  All
               ------------------------------------------------
     representations and warranties made by the Seller pursuant to Section 4.1 hereof remain true and correct in all respects as of such Addition Date as if made on such date.

          (b)  Identification of Accounts and Receivables.  The Seller has, (i)
               ------------------------------------------
     as of the Addition Date with respect to Additional Accounts added pursuant to subsection 2.3, indicated or caused to be indicated in its books and records and in the computer files of the Receivables that it has sold Receivables created in respect of the Additional Accounts to the Purchaser in accordance with this Agreement and that the Purchaser has transferred such Receivables to the Trust pursuant to the P&S Agreement for the benefit of the Certificateholders and (ii) as of the Determination Date following the Monthly Period during which each Additional Account was conveyed, delivered or caused to be delivered to the Purchaser (or to the Trustee, if so directed by the Purchaser) a computer file or microfiche or written list containing a true and correct list of all Additional Accounts conveyed during such Monthly Period, identified by account number and by the Receivable balance as of the Addition Date for Additional Accounts added pursuant to Section 2.3 hereof and any such computer file or microfiche or written list is or will be an accurate and complete listing in all material respects of all such Additional Accounts and the information contained therein with respect to the identity of such Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of such date.

          (c)  Eligibility of Accounts.  Each Additional Account included on
               -----------------------
     such Addition Date is an Eligible Account as of such Addition Date.

          (d)  Insolvency.  The Seller is not insolvent as of the Addition Date,
               ----------
     and will not be rendered insolvent by transferring any such Additional Account to the Purchaser.

          (e)  Bankruptcy Proceeding.  The Seller has not filed a voluntary
               ---------------------
     proceeding under the Debtor Relief Laws and has no knowledge of the filing of any involuntary proceeding against it under such laws.

          (f)  Valid Conveyance.  As of each Addition Date, the Seller has
               ----------------
     validly sold, assigned and conveyed to the Purchaser all of the Seller's right, title and interest in, to and under the Receivables then existing and thereafter created in respect of the Additional Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), together with all Collections, Recoveries and other proceeds (including, without limitation, "proceeds" as defined in the UCC as in effect in the State of New York) of such Receivables and Insurance Proceeds relating thereto, all rights to security for any such Receivables and all proceeds and products of the foregoing, and the Purchaser will own such property free and clear of any Lien of any Person claiming through or under the Seller and its Affiliates, other than Liens created pursuant hereto or pursuant to or permitted by the P&S Agreement.

          4.3  Covenants of the Seller.  The Seller hereby agrees that:
               -----------------------

          (a)  Other than as expressly provided herein, the Seller will not
     (i) sell any of the Receivables, or any guarantee thereof or any interest therein, to any other Person or (ii) create, incur, assume or suffer to exist any Lien upon any of the Receivables, whether now existing or hereafter created, or any guarantee thereof or any interest therein.

          (b) All Requirements of Law, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System), applicable to the Receivables and the Account Agreements in respect thereof will be duly complied with in all material respects.

          (c) The Seller will not rescind or cancel any Receivable or modify in a manner which could reasonably be expected to have a material adverse affect on the Purchaser or any transferee of the Purchaser or extend any term or provision of any thereof without the prior written consent of the Purchaser, except in the ordinary course of its business and consistent with the provisions of the P&S Agreement and all Supplements thereto.

          (d) The Seller will duly fulfill all material obligations on its part to be fulfilled under or in connection with each Receivable and will do nothing to impair the rights of the Purchaser in such Receivable.

          (e) The Seller (i) will not move outside the State of New York the location of its chief executive office or outside of the State of New York, New Jersey or Texas any of the offices where it keeps its Records with respect to the Receivables without 45 days' prior written notice to the Purchaser and (ii) will promptly take all actions reasonably requested by the Purchaser (including but not limited to all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the Purchaser's first priority perfected ownership interest in all Receivables now owned or hereafter created. The Seller will give the Purchaser prompt notice of a change within the State of New York of the location of its chief executive office or of a change within the State of New York, New Jersey or Texas the location of any office where it keeps its Records with respect to the Receivables.

          (f) The Seller will not take any action to cause any Receivable to be evidenced by any instrument (other than an instrument which constitutes chattel paper) (as each such term is defined in the UCC as in effect in the State of New York) except in connection with the enforcement or collection of an Account.

          (g) The Seller will promptly give written notice to the Purchaser of the occurrence of any Termination Event or of any condition or event which, with notice or passage of time, would constitute a Termination Event (which notice shall specify what, if any, action will be taken with respect to such Termination Event, condition or event).

          4.4  Repurchase Obligation.  If any of the representations or
               ---------------------
warranties contained in Section 4.1(l) with respect to any Receivable in any Account or Additional Account conveyed on or after the Existing Trust Termination Date or in subsection 4.1(a), (b), (c), (d), (e) or (n) or in subsections 4.2(a) (b), (c), (d) or (f) of the Existing Agreement and incorporated by reference herein in respect of any Receivable conveyed prior to the Existing Trust Termination Date shall be or have been materially incorrect or breached at the applicable

Purchase Date, within 60 days after the earlier to occur of the Seller's discovery of such breach or the Seller's receipt of written notice of such breach from the Purchaser, the Seller shall repurchase and the Purchaser shall convey, without recourse, representation or warranty, all of the Purchaser's right, title and interest in each Principal Receivable to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such repurchase shall be required to be made with respect to such Ineligible Receivable if, on any day within such 60-day period, the representations and warranties of the Seller referred to above shall then be true and correct in all material respects with respect to such Ineligible Receivable as if such Ineligible Receivable had been conveyed to the Purchaser on such day.

          4.5  Obligations Unaffected.  The obligations of the Seller to the
               ----------------------
Purchaser under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

          4.6  Payment of Certain Fees and Costs.  As further consideration for
               ---------------------------------
the Purchaser's agreement to purchase the Receivables, the Seller shall pay to the Purchaser, in immediately available funds, any and all commitment fees payable by the Purchaser pursuant to the P&S Agreement or any Supplement thereto.

          4.7  Payment of Required Participation Amounts. The Seller shall pay
               -----------------------------------------
to the Purchaser, immediately upon request, an amount equal to the amount required to be paid by the Purchaser to the Excess Funding Account (as defined in the P&S Agreement) in order to maintain the Minimum Seller Amount (as defined in the P&S Agreement).


                                    ARTICLE V

                      Closing Date/Effectiveness/Purchases

          5.1  Existing Agreement; Amendment and Restatement. (a) The Existing
               ---------------------------------------------
Agreement became effective on the Closing Date upon the satisfaction of the conditions set forth in the Existing Agreement.

     (b) The effectiveness of the amendment and restatement of the Existing Agreement contemplated by this Agreement shall be conditioned upon the occurrence of, and shall occur simultaneously with, the occurrence of the exchange referred to in subsection 2.1(b)(i) of the P&S Agreement.

          5.2  Conditions to All Purchases.  The obligation of the Purchaser to
               ---------------------------
pay the Purchase Price on any Purchase Date is subject to the following conditions precedent:

          (a) On such Purchase Date the Seller shall have complied with all of its covenants hereunder and shall have fulfilled all of its obligations hereunder;

          (b) The representations and warranties of the Seller set forth in Article IV shall be true and correct in all material respects on and as of such Purchase Date after giving effect to any such payment; and

          (c) No Termination Event, and no event which, after notice or lapse of time or both, would become a Termination Event, shall have occurred and then be continuing.

The acceptance by the Seller of any payment for any Receivables shall be deemed to be a representation and warranty by the Seller as of such acceptance date as to the matters in this subsection 5.2. If, on any Purchase Date, any of the foregoing conditions precedent set forth in this subsection 5.2 with respect to any purchase of Receivables from the Seller are not satisfied, the Purchaser shall have the option (A) to make payment for such Receivables pursuant to the terms hereof and retain its interest therein or (B) to reassign to the Purchaser without recourse, representation or warranty its interest in such Receivables and not make any payment therefor.


                                   ARTICLE VI

                              Events of Termination

           If any of the following events (herein called "Termination Events")
                                                          ------------------
shall have occurred and be continuing:

          (a) the Seller shall fail to pay any amount required to be paid by the Seller hereunder within five days after the date when due;

          (b) the Seller shall fail to observe or perform any covenant or agreement applicable to it contained in subsection 4.2(a) or (e); or

          (c) the Seller or the Servicer shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained herein (other than as specified in subsection (a) or (b) of this Article VI), provided that no such failure shall constitute a
                       --------
     Termination Event under this subsection (c) unless such failure shall continue for 30 days; or

          (d) any representation, warranty, certification or statement made or deemed made by the Seller or the Servicer in this Agreement or in any statement, Record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; provided that a Termination Event shall not be deemed to have occurred under this subsection (d) based upon a breach of any of the representations and warranties specified in subsection
     4.4 if the Seller shall have complied with the provisions of subsection 4.4 in respect thereof; or

          (e) (i) the Seller or the Servicer shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Seller or the Servicer shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Seller or the Servicer any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
     (iii) there shall be commenced against the Seller or the Servicer or any of their respective subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 such days from the entry thereof; or (iv) the Seller or the Servicer or any of their respective subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
     (i), (ii), or (iii) above; or (v) the Seller or the Servicer shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, so long as such Termination Event shall be continuing, the Purchaser may by notice to the Seller terminate the Effective Period (any termination of the Effective Period pursuant to this Article VII is herein called an "Early Termination").

                                   ARTICLE VII

                                  Miscellaneous

          7.1  Further Assurances.  The Seller agrees, from time to time, to do
               ------------------
and perform any and all acts and to execute any and all further instruments reasonably required or requested by the Purchaser more fully to effect the purposes of this Agreement and the sales of the Receivables hereunder, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC, or any similar law, of any applicable jurisdiction.

          7.2  Payments.  Each payment to be made by either of the Purchaser or
               --------
the Seller hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds at the office of the payee set forth below its signature hereto or to such other office as may be specified by either party in a notice to the other party hereto.

          7.3  Costs and Expenses.  The Seller agrees to pay or reimburse the
               ------------------
Purchaser for all its reasonable out-of-pocket costs and expenses incurred including, without limitation, all fees and disbursements of counsel, in connection with (a) the development, preparation, execution, delivery and administration of this Agreement or of any amendment or restatement hereof or of any waiver relating hereto, (b) the sale of the Receivables hereunder, (c) the perfection as against all third parties whatsoever of the right, title and interest of the Purchaser and any transferee of the Purchaser in, to and under the Receivables and (d) the enforcement by the Purchaser of the obligations and liabilities of the Seller and the Servicer under this Agreement or any related document or of any Obligor under any Receivable. In addition, the Seller agrees to indemnify the Purchaser from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including but not limited to audit and enforcement expenses) or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Purchaser in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Purchaser under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Indemnified Liabilities"), (ii) which would not have been imposed on, incurred by or asserted against the Purchaser but for its having purchased the Receivables hereunder and (iii) which relate to the goods and services underlying the Receivables or any act or omission to act by the Servicer in respect of any Account, provided, however, that the Seller shall in no event be
                        --------  -------
liable to the Purchaser for that portion of any such Indemnified Liabilities resulting from the gross negligence or willful misconduct of the Purchaser

(provided that the gross negligence or willful misconduct of one indemnified party shall not prevent recovery by any other indemnified party). Without in any way limiting the foregoing, except as hereinafter provided, the Seller hereby agrees to pay, and to indemnify and hold harmless the Purchaser from, (a) any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any sales, gross receipts, intangible personal property, privilege or license taxes, but not including taxes imposed upon the Purchaser with respect to the income of the Purchaser and imposed under United States law or in any jurisdiction within the United States in which the Purchaser is organized or maintains its principal office or in which the Purchaser books this transaction, (b) any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any taxes which may arise at any time and from time to time in the future in respect of this Agreement, the transactions contemplated hereby and the subject matter hereof and thereof, and (c) costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Seller hereunder or imposed against the Purchaser or the Seller, the property involved or otherwise. The agreements in the three preceding sentences shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder. For purposes of this subsection 7.3, any reference to the Purchaser shall include any officer, director, employee, agent or affiliate thereof.

          7.4  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the Seller, the Purchaser and the Servicer and their respective successors (whether by merger, consolidation or otherwise) and assigns. The Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Purchaser. The Seller and the Servicer acknowledge that the Purchaser shall assign to the Trust, as collateral security for its obligations under the P&S Agreement, all of its rights, remedies, powers and privileges hereunder, provided that the Purchaser shall not assign or delegate any of its duties or
- --------
obligations hereunder to the Trust.

          7.5  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          7.6  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          7.7  Amendments and Waivers.  Neither this Agreement nor any terms
               ----------------------
hereof may be amended, supplemented or modified except in a writing signed by the Purchaser, the Servicer and the Seller.

          7.8  Severability.  If any provision hereof is void or unenforceable
               ------------
in any jurisdiction, such voiding or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or
(ii) any other provision hereof in such or any other jurisdiction.

          7.9  Notices.  Unless otherwise expressly permitted hereby, all
               -------
notices, requests and demands to or upon any party hereto to be effective shall be in writing delivered by hand or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand to the address set forth below its signature hereto or such address as may be hereafter notified by it to the other parties hereto, or, in the case of notice by facsimile, when telecopied to the number set forth below its signature hereto.

          7.10  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

          7.11  Construction of Agreement as Security Agreement.
                -----------------------------------------------
(a) It is the intent of the parties that the transactions contemplated herein constitute sales of the Receivables to the Purchaser. If, however, such transactions are deemed to be loans, the Seller hereby grants to the Purchaser a first priority security interest in all of the Seller's right, title and interest in and to the Receivables now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, including, without limitation, Recoveries, and all "proceeds" thereof, to secure all the Seller's obligations hereunder.

          (b) This Agreement shall constitute a security agreement under applicable law.

          7.12  Waivers of Jury Trial.  THE SELLER, THE SERVICER, AND THE
                ---------------------
PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          7.13  Termination.  This Agreement will terminate at such time on or
                -----------
after the end of the Effective Period when all Receivables sold hereunder have been collected and the proceeds thereof turned over to the Purchaser and all other amounts owing to the Purchaser hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected such Receivables have become Defaulted Receivables and the Purchaser shall have completed its collection efforts in respect thereto; provided, however, that the indemnities of the Seller to the
                 --------  -------
Purchaser set forth in this Agreement shall survive such termination and provided, further, that the Purchaser shall remain entitled to receive any
- --------  -------
collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        SAKS & COMPANY, as Seller and
                                          Servicer
                                        12 East 49th Street, 19th floor
                                        New York, New York  10017
                                        Attn:  Chief Financial Officer
                                        Telecopy:  (212) 940-4110



                                        By: /s/ Robert Vill
                                            ------------------------------
                                            Title:

                                        SFA FINANCE COMPANY, as Purchaser
                                        c/o The Richardson Company
                                        599 Park Avenue
                                        New York, New York  10022
                                        Attn:  Oliver Richardson
                                        Telecopy:   (212) 940-5159



                                        By: /s/ Robert Vill
                                            ------------------------------
                                            Title: